Exhibit 10.1

April 29, 2020

Mr. J. Scott Kirby
United Airlines Holdings, Inc.
233 South Wacker Drive, Dept. HQSEO
Chicago, IL 60601

Dear Scott,

At your request, the purpose of this letter is to extend your voluntary waiver of 100% of your base salary through year-end 2020. Based on this request, the prior letter agreement among you, United Airlines Holdings, Inc., a Delaware corporation (the “Company”), and United Airlines, Inc., a Delaware corporation (“United,” and together with the Company, the “Employers”), dated as of March 10, 2020 (the “Waiver Letter”), is hereby amended to reflect that the “Voluntary Period” of your salary waiver is now March 10, 2020 through December 31, 2020.

The Employers recognize that certain benefits provided to our employees require payroll deduction to reflect the employee’s contributions toward the cost of such benefits. To the extent that you participate in such a benefit during 2020, United will determine an appropriate process so that an amount equivalent to your 2020 contribution requirements is attributed to you during 2020 so that an appropriate withholding equivalent can be recorded, as appropriate to comply with the terms of any such benefit program.

By signing below, you agree that this letter agreement accurately reflects our mutual understanding with respect to your desire to extend your 100% salary waiver as described herein.

Very truly yours,

UNITED AIRLINES HOLDINGS, INC.

By: /s/ Kate Gebo
Name:    Kate Gebo
Title:    Executive Vice President,
Human Resources and Labor Relations

UNITED AIRLINES, INC.

By: /s/ Kate Gebo
Name:    Kate Gebo
Title:    Executive Vice President,
    Human Resources and Labor Relations

ACKNOWLEDGED AND AGREED:

/s/ J. Scott Kirby
J. Scott Kirby